EXHIBIT 99

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                                  June 30, 1999

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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     Six Months Ended June 30, 1999 and 1998

                                      INDEX

         FINANCIAL STATEMENTS:

         Condensed Consolidated Balance Sheets                          1
         Condensed Consolidated Statements of Income                    2
         Condensed Consolidated Statements of Cash Flows                3
         Notes to Condensed Consolidated Financial Statements           4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                        June 30,    December 31,
                   ASSETS                                 1999          1998
                                                          ----          ----
Bonds at market value (amortized cost of
 $1,687,507 and $1,631,094)                           $ 1,678,258    $ 1,683,928
Equity investments at market value (cost of
 $31,963 and $34,250)                                      36,446         37,268
Short-term investments                                    109,181         92,241
                                                      -----------    -----------

   Total investments                                    1,823,885      1,813,437
Cash                                                        7,796          2,729
Deferred acquisition costs                                195,107        199,559
Prepaid reinsurance premiums                              234,477        217,096
Reinsurance recoverable on unpaid losses                    1,456          3,907
Receivable for securities sold                             22,388          1,656
Other assets                                              167,548        144,105
                                                      -----------    -----------

      TOTAL ASSETS                                    $ 2,452,657    $ 2,382,489
                                                      ===========    ===========

LIABILITIES AND MINORITY INTEREST AND
        SHAREHOLDER'S EQUITY

Deferred premium revenue                              $   755,463    $   721,699
Losses and loss adjustment expenses                        64,882         63,947
Deferred federal income taxes                              78,189         95,398
Ceded reinsurance balances payable                         18,471         31,502
Payable for securities purchased                          159,890        105,749
Long-term debt                                            120,000        120,000
Minority interest                                          21,429         20,388
Accrued expenses and other liabilities                     96,381        119,215
                                                      -----------    -----------

      TOTAL LIABILITIES AND MINORITY INTEREST           1,314,705      1,277,898
                                                      -----------    -----------

Common stock (500 shares authorized, issued and
 outstanding; par value of $30,000 per share)              15,000         15,000
Additional paid-in capital                                706,117        694,788
Accumulated other comprehensive income (loss)
 (net of deferred income tax provision (benefit)
 of $(1,043) and $19,904)                                  (1,937)        36,964
Accumulated earnings                                      418,772        357,839
                                                      -----------    -----------

       TOTAL SHAREHOLDER'S EQUITY                       1,137,952      1,104,591
                                                      -----------    -----------

TOTAL LIABILITIES AND MINORITY INTEREST AND
         SHAREHOLDER'S EQUITY                         $ 2,452,657    $ 2,382,489
                                                      ===========    ===========

            See notes to condensed consolidated financial statements.


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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                          1999         1998
                                                          ----         ----
REVENUES:
 Net premiums written (net of premiums ceded of
  $48,514 and $43,512)                                 $ 101,745    $ 100,068

 Increase in deferred premium revenue                    (17,677)     (35,695)
                                                       ---------    ---------
 Premiums earned (net of premiums ceded of
  $30,221 and $25,701)                                    84,068       64,373

 Net investment income                                    43,765       36,022

 Net realized gains (losses)                              (5,465)       8,478

 Other income                                                158          265
                                                       ---------    ---------
             TOTAL REVENUES                              122,526      109,138
EXPENSES:

 Losses and loss adjustment expenses (net of
  reinsurance recoveries of $(2,231) and $(6,868))         4,000        2,094

 Policy acquisition costs                                 20,593       16,914

 Other operating expenses                                 16,328       11,372
                                                       ---------    ---------
             TOTAL EXPENSES                               40,921       30,380
                                                       ---------    ---------
Minority interest and equity earnings                     (1,041)
                                                       ---------

INCOME BEFORE INCOME TAXES                                80,564       78,758

Provision for income taxes                                19,631       21,363
                                                       ---------    ---------
          NET INCOME                                      60,933       57,395
                                                       ---------    ---------

Other comprehensive income (loss), net of tax:

 Unrealized gains (losses) on securities:

  Holding gains (losses) arising during period           (42,453)       3,683

  Less: reclassification adjustment for losses
    (gains) included in net income                         3,552       (5,511)
                                                       ---------    ---------
   Other comprehensive loss                              (38,901)      (1,828)
                                                       ---------    ---------
    COMPREHENSIVE INCOME                               $  22,032    $  55,567
                                                       =========    =========

            See notes to condensed consolidated financial statements.


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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                      Six Months Ended June 30,
                                                      -------------------------
                                                          1999          1998
                                                          ----          ----
Cash flows from operating activities:
 Premiums received, net                              $    78,387    $   116,661

 Policy acquisition and other operating expenses
  paid, net                                              (32,202)       (41,315)

 Recoverable advances received (paid)                    (10,350)         4,561

 Loss and LAE recovered (paid), net                         (600)        15,672

 Net investment income received                           40,116         31,989

 Federal income taxes paid                               (25,440)       (30,584)

 Interest paid                                            (5,168)

 Other, net                                                1,596         (3,597)
                                                     -----------    -----------
    Net cash provided by operating activities             46,339         93,387
                                                     -----------    -----------

Cash flows from investing activities:

 Proceeds from sales of bonds                            984,205        818,324

 Purchases of bonds                                   (1,009,756)      (943,776)

 Purchases of property and equipment                        (432)          (550)

 Net decrease (increase) in short-term securities        (15,308)        43,743

 Other investments, net                                       19
                                                     -----------    -----------
    Net cash used for investing activities               (41,272)       (82,259)
                                                     -----------    -----------
Cash flows from financing activities:

 Stock repurchase                                                        (8,500)
                                                                    -----------
    Net cash used for financing activities                               (8,500)
                                                                    -----------

Net increase in cash                                       5,067          2,628

Cash at beginning of period                                2,729         11,235
                                                     -----------    -----------

Cash at end of period                                $     7,796    $    13,863
                                                     ===========    ===========

            See notes to condensed consolidated financial statements.


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                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998

1.    ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed and municipal obligations.

2.    BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include, only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at June 30, 1999 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1998 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended June 30, 1999 and 1998 are not necessarily indicative of the operating results for the full year.


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